Exhibit 99.1

Press Release

Stanley Black & Decker Appoints Chris Nelson

Chief Operating Officer and Executive Vice President and President of

Tools & Outdoor

NEW BRITAIN, Conn., May 2, 2023 – Stanley Black & Decker (NYSE: SWK) today announced the appointment of Chris Nelson as Chief Operating Officer of the company, and Executive Vice President and President of Tools & Outdoor, effective June 14, 2023. Nelson joins Stanley Black & Decker from Carrier Corporation and brings more than 25 years of leadership experience in general management, product development and innovation, and growth transformation. Nelson will report to Donald Allan Jr., President and CEO of Stanley Black & Decker. He will assume the role of President, Tools & Outdoor, from current Acting Co-Presidents Robert Raff and John Wyatt. Raff will continue to serve as Chief Commercial Officer, Tools & Outdoor and Wyatt will become Senior Vice President, Strategy and Integration.

“Chris is an experienced global leader with exceptional industry knowledge and existing relationships with many of our customers. His track record of success implementing growth strategies, which have delivered customer-centric innovation and profitable market share expansion, makes him an ideal leader to join Stanley Black & Decker at this point in our transformation,” said Allan. “The Board and I look forward to partnering with him to streamline and optimize the company around our core businesses and strong portfolio of global brands as we execute our strategy and generate sustainable growth. On behalf of the Board, management team and our employees, I would like to thank Robert and John for driving significant progress toward our business transformation in their time as Acting Co-Presidents. We are happy they both will continue to drive the business forward as part of our leadership team.”

Most recently, Nelson served as President for Carrier’s flagship HVAC segment, where he led the global commercial and residential product and service portfolio and was responsible for driving profitable growth across the company’s global brands including Carrier, Toshiba, Riello and Bryant. Nelson led the business with a focus on innovating products through a global platform approach, accelerating digital innovation and growing segment market share. He was also responsible for Carrier’s HVAC joint venture partnerships around the world.

“I’m honored to join Stanley Black & Decker and its more than 50,000 employees in the U.S. and around the world. As a global industry leader with its world-renowned portfolio of global brands, Stanley Black & Decker delivers exceptional products, breakthrough innovation and best-in-class services to customers and end users,” said Nelson. “I see tremendous opportunities to help advance the company’s transformation to deliver strong, purpose-driven performance and I’m eager to hit the ground running in partnership with Don and the leadership team.”

Before joining Carrier, Nelson held leadership roles with the U.S. Army, Johnson & Johnson and McKinsey & Company. He holds a bachelor’s degree from the University of Notre Dame and a master’s degree in business from Cornell University.

Press Release

About Stanley Black & Decker

Headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in tools and outdoor operating manufacturing facilities worldwide. Guided by its purpose – for those who make the world – the company’s more than 50,000 diverse and high-performing employees produce innovative, award-winning power tools, hand tools, storage, digital tool solutions, lifestyle products, outdoor products, engineered fasteners and other industrial equipment to support the world’s makers, creators, tradespeople and builders. The company’s iconic brands include DEWALT®, BLACK+DECKER®, CRAFTSMAN®, STANLEY®, CUB CADET®, HUSTLER®and TROY-BILT®. Recognized for its leadership in environmental, social and governance (ESG), Stanley Black & Decker strives to be a force for good in support of its communities, employees, customers and other stakeholders. To learn more visit: www.stanleyblackanddecker.com.

Media Contact:

Debora Raymond

Vice President, Public Relations

Debora.raymond@sbdinc.com

203-640-8054

Investor Contact:

Dennis Lange

Vice President, Investor Relations

Dennis.lange@sbdinc.com

860-827-3833